UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Harvard Apparatus Regenerative Technology, INC.

(Exact name of registrant as specified in charter)

Delaware	45-5210462
(State or other jurisdiction of incorporation)	(IRS employer identification no.)

84 October Hill Road Holliston, MA	01746
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-185389

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, $0.01 par value per share, in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-185389), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2012, as amended (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Harvard Apparatus Regenerative Technology, Inc.

Date: April 1, 2013	By:	/s/ David Green
Name: David Green
Title: President and Chief Executive Officer